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                                                                  Exhibit 10.17

                                      NOTE


$250,000,000                                             Date: December 27, 2001

         FOR VALUE RECEIVED, the undersigned, Carl C. Icahn, a natural person, ("Borrower") promises to pay to the order of American Real Estate Holdings, L.P. (the "Lender"), on or before December 27, 2003 (the "Maturity Date"), the sum of Two Hundred Fifty Million Dollars ($250,000,000), or, if less, the aggregate unpaid principal amount of the loan (the "Loan").

         Borrower also promises to pay interest in like money on the unpaid principal amount hereof from time to time outstanding at a fluctuating rate per annum (the "Prescribed Rate") equal to the greater of (i) 3.9% (the "Base Rate") and (ii) a rate determined by adding two hundred (200) basis to the rate for ninety-day borrowings in the London interbank market (that rate plus the 200 basis points being the "LIBOR Rate") to be determined on the last business day of each calendar quarter commencing with the first calendar quarter of 2002 (each such date, a "Repricing Date"). The initial LIBOR Rate is 3.90% per annum. Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed and shall be payable semi-annually on June 30, 2002, December 31, 2002, June 2003 and on the Maturity Date. All payments hereunder shall be payable in immediately available funds in lawful money of the United States. The LIBOR Rate once determined shall apply on and after the first day of the calendar quarter next following the Repricing Date.

         Any payment of principal of or interest payable hereunder which is not paid when due, whether at maturity, by acceleration, or otherwise, shall bear interest from the date due until paid in full at a rate per annum equal to two hundred (200) basis points above the Prescribed Rate.

         The Loan may be prepaid, in whole or in part, without premium or penalty together with accrued interest on the amount being prepaid to and including the date of prepayment. An amount equal to One Hundred Twenty Five Million Dollars ($125,000,000) or, if less, the unpaid amount outstanding under this Note, together with interest thereon, shall become immediately due and payable by Borrower if an authorized officer of the Lender certifies in writing to Borrower that the Lender has an investment opportunity requiring the immediate use of such funds. The Lender shall maintain its records to reflect the amount and date of the Loan and of each payment of principal and interest thereon (including any prepayments thereof).

         As security for the payment of this Note, Borrower is delivering and causing each pledgor listed on Schedule A hereto (each pledgor not the Borrower being referred to herein as ("Pledgor")) to deliver, pledge agreements (the "Pledge Agreements") covering certain securities held by each of Borrower and each Pledgor, respectively, on the terms and conditions contained therein.

         Upon the occurrence and continuance of any of the following (each an "Event of Default"): (a) default in the payment when due of any amount hereunder and for a period of five days thereafter; (b) filing by or against Borrower of a petition commencing any proceeding under








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any bankruptcy, reorganization, rearrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or hereafter in effect;
(c) making by Borrower of an assignment for the benefit of creditors; (d) petitioning or applying to any tribunal for the appointment of a custodian, receiver or trustee for Borrower or for a substantial part of its assets; (e) death or incapacity of Borrower (f) default by Borrower under any note or other instrument for money borrowed which results in the acceleration of the maturity of such note or other instrument, (g) any warranty, representation or statement in any application, statement or agreement which proves false in any material respect, (h) default in the observance or performance of any covenant or agreement of Borrower herein or in any of the Pledge Agreements or (i) the occurrence of an "Event of Default" under any of the Pledge Agreements, then this Note shall, at the sole option of the Audit Committee of American Property Investors, Inc. ("API"), as general partner of American Real Estate Partners L.P., the parent partnership of the Lender, become due and payable without notice or demand; provided, however, if an event described in clause (b), clause
(c) or clause (d) above occurs, this Note shall automatically become due and payable.

         Upon the occurrence and during the continuance of an Event of Default, the Audit Committee of API shall be entitled to exercise any other right or remedy granted hereunder, or under any agreement between Borrower and the Lender or available at law or in equity, including, but not limited to, the rights and remedies of a secured party under the New York Uniform Commercial Code. The failure by the Lender at any time to exercise any such right shall not be deemed a waiver thereof, nor shall it bar the exercise of any such right at a later date. Each and every right and remedy granted to the Lender or the Audit Committee of API hereunder or under any agreement between Borrower and the Lender or available at law or in equity shall be cumulative and not exclusive of any other rights, powers, privileges or remedies, and may be exercised by the Audit Committee of API from time to time and as often as may be necessary in the sole and absolute discretion of the Audit Committee of API.

         Borrower agrees to pay, on demand, all of the costs and expenses of the Lender and of the Audit Committee of API, including reasonable counsel fees (whether in-house or outside counsel), in connection with the collection of any amounts due to the Lender hereunder or in connection with the enforcement of the Lender's rights under this Note.

         This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict or choice of laws.

         BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND CONSENTS TO THE PLACING OF VENUE IN THE COUNTY OF NEW YORK OR OTHER COUNTY PERMITTED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE


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JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN
AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT. BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO ITS ADDRESS SET FORTH BELOW OR SUCH OTHER ADDRESS THAT BORROWER SHALL HAVE NOTIFIED THE LENDER IN WRITING OR ANY METHOD AUTHORIZED BY THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.

         Borrower and the Lender hereby agree and acknowledge that any and all information relating to Borrower which is furnished by Borrower to the Lender (or to any affiliate of the Lender), and which is non-public, confidential or proprietary in nature, shall be kept confidential by the Lender or such affiliate in accordance with applicable law; provided, however, that such information and other credit information relating to Borrower may be distributed by the Lender or such affiliate (a) to the Lender's or such affiliate's directors, officers, employees, attorneys, affiliates, attorneys, auditors and regulators, and (b) upon the order of a court or other governmental agency having the jurisdiction over the Lender or such affiliate, to any other party. Borrower and the Lender further agree that this provision shall survive the termination of this Note.

         The Lender shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights and/or remedies hereunder. No change, amendment, modification, termination, waiver, or discharge, in whole or in part, of any provision of this Note shall be effective unless in writing and signed by the Lender, and if so given by the Lender, shall be effective only in the specific instance in which given. Borrower acknowledges that this Note and Borrower's obligations under this Note are, and shall at all times continue to be, absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of Borrower under this Note. Borrower absolutely, unconditionally and irrevocably waives any and all right to assert any set-off, counterclaim or crossclaim of any nature whatsoever with respect to this Note or Borrower's obligations hereunder.

         In the event any one or more of the provisions contained in this Note should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.


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         Borrower hereby waives presentment, demand for payment, protest, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note.

         The term "Lender" as used herein shall be deemed to include the Lender and its successors and assigns, and any holder hereof.

         At no time shall the rate of interest charged under this Note exceed the maximum rate of interest permitted under applicable law. If at any time the Prescribed Rate shall exceed such maximum rate, and thereafter the Prescribed Rate is below such maximum rate, then the Prescribed Rate shall be increased to the maximum rate for such period of time as is required so that the total amount of interest received by the Lender is that which would have been received by the Lender but for the first sentence of this paragraph.

         Any consents, agreements, instructions or requests pertaining to any matter in connection with this Note, signed by Borrower, shall be binding upon Borrower. This Note shall bind the heirs or representatives of Borrower. This Note and the Loan shall not be assigned by Borrower without the Lender's prior written consent.


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         IN WITNESS WHEREOF, Borrower has duly executed this Note the day and year first above written.


                                        Borrower:


                                        /s/ Carl C. Icahn
                                        --------------------------
                                        Carl C. Icahn



Borrower's Address: 47th Floor
767 Fifth Avenue
New York, NY  10153


 [signature page to Promissory Note payable by Carl C. Icahn, an individual, to the order of AREH in the initial principal amount of $250,000,000]


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                                   SCHEDULE A

High Coast Limited Partnership

Barberry Corp.

Leyton LLC


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